Exhibit 99.1



News Release



                      MARSH & McLENNAN COMPANIES COMPLETES
                            ACQUISITION OF KROLL INC.


NEW YORK, NEW YORK, July 8, 2004 -- Marsh & McLennan Companies, Inc. (MMC) announced today that it has completed its previously announced acquisition of Kroll Inc., the world's leading risk mitigation services firm.

Jeffrey W. Greenberg, chairman and chief executive officer of MMC, said: "The acquisition of Kroll is an important part of our strategy to expand MMC's client services in the area of risk. With the addition of Kroll, we can now offer a broader range of services that will help clients reduce the total cost of risk to their enterprises. The combination of Marsh and Kroll creates a unique risk services firm with global capabilities. In turn, Kroll will contribute to building shareholder value at MMC, and we expect it to be accretive to MMC's earnings beginning in 2005."

The acquisition, which was announced in mid-May, was completed following approval by Kroll's shareholders at a meeting held today. Kroll has been combined with the risk consulting practice of Marsh Inc., MMC's risk and insurance services subsidiary, to form a new Marsh operating unit called Marsh Kroll. Michael G. Cherkasky, formerly Kroll's chief executive officer, will serve as chairman and chief executive officer of Marsh Kroll. Donald Birdsong,

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previously head of Marsh's Risk Consulting practice, will serve as president and chief operating officer.

"This acquisition represents a new era of opportunity for Kroll and its employees," said Mr. Cherkasky. "We are proud to be a part of an industry leader that is recognized for top-quality client service and are eager to bring the benefits of our combined capabilities to an expanding clientele worldwide."

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. More than 60,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.


This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, and the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies, and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services business, changes in competitive conditions, movements in premium rate levels, the conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at historic levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates. In addition, there are risks and uncertainties relating to MMC's ability to integrate Kroll's business successfully and realize expected synergies; the continued strength of Kroll's relationships

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with its employees, suppliers,  and  customers;  and the  accuracy  of the basis for the  forecasts relating to Kroll's business.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2003 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.


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